UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2007

INNOTRAC CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Georgia

 (State or Other Jurisdiction of Incorporation)

000-23741	58-1592285
(Commission File Number)	(IRS Employer Identification No.)

6655 Sugarloaf Parkway Duluth, Georgia	30097
(Address of principal executive offices)	(Zip Code)

(678) 584-4000

 (Registrant's telephone number, including area code)

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        On September 28, 2007, Innotrac Corporation (the “Company”) entered into and amended various definitive agreements in connection with the closing of a second lien credit facility and amendment of the Company’s existing first lien credit facility, as described below.

                New Second Lien Credit Facility

On September 28, 2007, the Company entered into a Second Lien Term Loan and Security Agreement (the “Second Lien Credit Agreement”) with Chatham Credit Management III, LLC, as agent for Chatham Investment Fund III, LLC, Chatham Investment Fund QP III, LLC, and certain other lenders party thereto from time to time, and Chatham Credit Management III, LLC, as administrative agent (Chatham Credit Management III, LLC, Chatham Investment Fund III, LLC, Chatham Investment Fund QP III, LLC, and Chatham Credit Management III, LLC are collectively referred to as “Chatham”).

Pursuant to the Second Lien Credit Agreement, the Company borrowed $5 million (the “Second Lien Loan Amount”) under the second lien secured credit facilities (the “Second Lien Credit Facility”) on September 28, 2007. The Second Lien Credit Agreement provides for an early termination fee in the event that the Company prepays all or any portion of the borrowings under Second Lien Credit Facility, and provides that the Company will pay a facility fee at closing, a success fee payable on the first anniversary of the closing and other fees customary for transactions of this type.  The Company intends to use the proceeds of the Second Lien Credit Facility for general corporate purposes.  The Second Lien Credit Facility will mature on March 1, 2009, the same date on which the First Lien Credit Facility, described below, matures.

There are no scheduled principal payments before maturity under the Second Lien Credit Facility.  Interest accrued on borrowings outstanding under the Second Lien Credit Facility generally is payable on a monthly basis.  Borrowings under the Second Lien Credit Facility bear interest at an annual rate equal to (a) the greater of (1) LIBOR or (2) 5.75% plus (b) 9.25%.  Interest on borrowings under the Second Lien Credit Facility accruing during the period ending on and including December 31, 2007 (the “PIK Period”) will be capitalized on a monthly basis and will constitute additional term loans under the Second Lien Credit Agreement.  On January 1, 2008, the Company may elect to pay the interest accrued during the PIK Period either entirely in cash, or by issuing an additional note for such amount to Chatham, to be repaid in accordance with the terms of the Second Lien Credit Agreement.  Also on January 1, 2008, the Company must prepay the interest to accrue on borrowings outstanding under the Second Lien Credit Facility between January 1, 2008 and June 30, 2008, by issuing an additional note for such amount to Chatham, to be repaid in accordance with the terms of the Second Lien Credit Agreement.  After an event of default, all obligations will bear interest at the otherwise applicable rate plus 2.00% per annum.

The Company’s obligations under the Second Lien Credit Facility are secured by a second priority security interest in, and a second priority lien on, substantially all of the assets and property of the Company.  The Company’s obligations under the Second Lien Credit Facility are partially guaranteed by Scott Dorfman, the Company’s Chairman, President, and Chief Executive Officer, pursuant to a Limited Guaranty Agreement between Mr. Dorfman and Chatham Credit Management III, LLC.  Mr. Dorfman has also pledged as partial collateral for the loans under the Second Lien Credit Facility, pursuant to a Guarantor Pledge Agreement between Mr. Dorfman and Chatham Credit Management III, LLC, the membership interests he owns in Chatham Investment Fund II, LLC and Chatham Investment Fund III, LLC (collectively, the “Chatham Funds”).  Mr. Dorfman’s guarantee is limited to the value of this collateral.  Chatham Investment Fund III, LLC is one of the lenders under the Second Lien Credit Agreement, and both of the Chatham Funds are affiliated with the other Chatham entities acting as agents and lenders under the Second Lien Credit Agreement.  Mr. Dorfman previously served on the advisory board of Chatham Investment Fund II, LLC.

The Second Lien Credit Agreement contains a fixed charge coverage ratio covenant that requires the Company to maintain a minimum fixed charge coverage ratio of between 0.90 and 1.05 to 1.00, depending on the particular fiscal month, for each month between December 2007 and September 2008, and a ratio of 1.10 to 1.00 for each month thereafter.  The Second Lien Credit Agreement also limits the amount of capital expenditures the Company may make in any fiscal year beginning in the fiscal year 2008 to $4,500,000.  The Second Lien Credit Agreement contains such other affirmative and negative covenants as are usual and customary for financings of this kind.

The Second Lien Credit Agreement includes such events of default (and, as appropriate, grace periods) and representations and warranties as are usual and customary for financings of this kind.

Amendment toWachovia First Lien Credit Facility

In connection with the Company’s entry into the Second Lien Credit Agreement described above, on September 28, 2007, the Company and Wachovia Bank, National Association (“Wachovia”), entered into a Fifth Amendment to Loan and Security Agreement (the “Fifth Amendment”) to the Third Amended and Restated Loan and Security Agreement dated as of March 28, 2006, as amended by the First Amendment Agreement, dated as of July 24, 2006, the Waiver and Amendment Agreement, dated as of November 14, 2006, the Second Waiver and Amendment Agreement, dated as of April 16, 2007, and the Fourth Amendment Agreement, dated as of June 29, 2007 (as so amended, the “First Lien Credit Agreement”).

The Fifth Amendment amends certain provisions of the First Lien Credit Agreement to reflect and permit the Company’s entry into the Second Lien Credit Agreement, and amends certain additional terms of the First Lien Credit Agreement; including the following amendments:

•	decreases the maximum revolver amount that the Company may borrow under the First Lien Credit Agreement from $25 million to $15 million;

•	amends the fixed charge coverage ratio covenant to the same levels specified in the Second Lien Credit Agreement; and

•	adds a limitation on the Company’s capital expenditures at the same levels specified in the Second Lien Credit Agreement.

Additionally, Wachovia and Chatham entered into an intercreditor agreement which sets forth the relative priority of security interests and other subordination terms as are usual and customary for creditors in financings of this kind.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOTRAC CORPORATION

By:	/s/ Scott D. Dorfman
Scott D. Dorfman
Chairman, President and Chief Executive Officer

Date: October 4, 2007